Exhibit 99.1

Media Contact	Investor Relations
Melissa Woods	Jessica Bartlow
T+ 1.405.269.9453	T+ 1.703.678.2114
melissa.woods@icxt.com	jessica.bartlow@icxt.com

ICx Technologies Reports Third-Quarter 2009 Results

Records Fifth Consecutive Profitable Quarter

Arlington, Va. (Nov. 12, 2009) – ICx Technologies, Inc. (Nasdaq GS: ICXT), a developer of advanced sensor technologies for homeland security, force protection and commercial applications, announced today its operating and financial results for the third quarter ended September 30, 2009.

Third-Quarter and Nine Month Financials

For the quarter ended September 30, 2009, ICx reported revenues of $42.8 million, compared to $44.3 million for the quarter ended September 30, 2008, representing a 3.4 percent decrease year-over-year. The company achieved its fifth consecutive positive quarter, showing adjusted EBITDA profits of $2.3 million, an improvement of $1.3 million over the third-quarter adjusted EBITDA profits in 2008. Funded backlog held strong at $78 million at the end of the third-quarter, up from $73 million reported in the second quarter. For the nine months ended September 30, 2009, the Company’s revenue grew by 15 percent to $135 million, compared to $117 million for the nine months ended September 30, 2008. Adjusted EBITDA for the first nine months of 2009 was $6 million compared to an adjusted EBITDA loss of ($9.2) million for the same period last year.

With continued positive adjusted EBITDA over five quarters, the Company has good growth year-to-date and solid potential for the fourth-quarter despite lower than expected revenue for the third-quarter.

“Although contracting delays and revenue recognition delays resulted in third-quarter revenues that were lower than expected, we are pleased with our year to date growth,” said Colin Cumming, CEO of ICx Technologies. “With our fifth consecutive positive adjusted EBITDA quarter, we are confident in our long term growth strategy in a difficult economic climate.”

Key Third-Quarter Highlights

•	Awarded a key Detect-to-Protect Contract for Mass Transit Security

•	A pilot program to rapidly detect and identify the potential release of bio-threat agents

•	The Joint Force Protection Advanced Security System (JFPASS) program achieved a significant milestone with positive tests during the recent test and evaluation at a major US military installation

•	Awarded a $3.6 million Mass Spectrometer Contract for the Pentagon Force Protection Agency (PFPA)

•	A key deployment for our ThreatSense facility protection technologies

•	ICx Helped Secure Water Quality During the G-20 Summit in Pittsburgh, PA

•	A DHS designated National Special Security Event

Revenue and Earnings Outlook for 2009

The Company is reconfirming its earlier annual Adjusted EBITDA guidance of $5 million to $8 million. Based on the delay in the DoD budget process, as well as possible delays in certain international sales and discontinued operations, the Company is revising its annual revenue guidance for the year ending December 31, 2009, to a range of $180 million to $190 million.

Conference Call

In connection with the earnings release, ICx will host a conference call and Webcast for investors and analysts to discuss its results for the quarter on November 12, 2009, at 4:30 Eastern time.

Participants should call, toll-free, 1.888.205.6458 (United States/Canada), or 1.913.312.1408, and request the ICx Technologies call. A telephonic replay will be available for anyone unable to participate in the live call. To access the replay, call 1.719.457.0820 (United States/Canada), or call toll-free at 1.888.203.1112 and enter confirmation code 9199542. The recording will be available from 7:30 p.m. (EST) on Thursday, Nov. 12, 2009, through midnight, Nov. 26, 2009 (EST). A live broadcast of the earnings conference call will also be available via the Internet at http://www.ICXT.com in the ‘Events & Presentations’ section under ‘Investor Relations’. The webcast will be archived on the site for 60 days.

About ICx Technologies, Inc.

ICx Technologies is a leader in the development and integration of advanced sensor technologies for homeland security, force protection and commercial applications. Our proprietary sensors detect and identify chemical, biological, radiological, nuclear and explosive threats, and deliver superior awareness and actionable intelligence for wide-area surveillance, intrusion detection and facility security. We then leverage our unparalleled technical expertise and government funding to address other emerging challenges of our time, ranging from a cleaner environment and alternative energy to life science.

Safe-Harbor Statement

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the Company’s revenues and Adjusted EBITDA for fiscal 2009; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, demand for the Company’s products and services; the ability of the Company to successfully develop and expand its products, services, technologies and markets; the ability of the Company to effectively assimilate acquired businesses and achieve the anticipated benefits of its acquisitions; changes in U.S. government funding levels to purchase the Company’s products and services; the ability of the Company to sell its products to original equipment manufacturers, prime contractors and system integrators; seasonality; competition; the ability of the Company to develop innovative products; the ability of the Company to attract, retain and motivate key personnel; the ability of the Company to secure and maintain key contracts and relationships, including contracts with the U.S. government; general economic, market and business conditions, uncertainties and other factors identified from time to time in the Company’s filings with the Securities and Exchange Commission. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Use of Non-GAAP Financial Measures

In evaluating its business, ICx considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings from continuing operations before interest, taxes, depreciation and amortization, plus non-cash equity compensation. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance. The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than ICx, limiting their usefulness as comparative tools. ICx compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.

ICx TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Net Loss

(Unaudited)

(dollars in thousands, except per share amounts)

	Unaudited		Unaudited
	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues:
Product revenues	$19,966	$24,982	$58,410	$68,546
Contract research and development revenues	15,066	8,854	39,041	30,652
Service and other revenue	7,788	10,502	37,750	18,305

Total revenues	42,820	44,338	135,201	117,503

Cost of revenues:
Cost of product revenues	9,047	11,756	27,984	32,842
Cost of contract research and development revenues	10,445	5,909	28,325	20,398
Cost of service and other revenues	5,758	6,919	27,289	11,771

Total cost of revenue	25,250	24,584	83,598	65,011

Gross profit	17,570	19,754	51,603	52,492

Operating expenses:
General and administrative	6,450	7,585	20,357	24,938
Sales and marketing	5,354	7,135	17,549	23,083
Research and development	4,203	5,494	10,823	17,865
Depreciation and amortization	2,664	3,461	8,683	9,822

Total operating expenses	18,671	23,675	57,412	75,708

Operating loss	(1,101)	(3,921)	(5,809)	(23,216)

Other income (expense):
Interest income	36	191	127	867
Interest expense	(24)	(20)	(78)	(49)
Other, net	(276)	114	125	(265)

Total other income (expense)	(264)	285	174	553

Loss before income taxes	(1,365)	(3,636)	(5,635)	(22,663)
Income tax expense (benefit)	(36)	(125)	200	75

Loss from continuing operations	$(1,329)	$(3,511)	$(5,835)	$(22,738)
Loss on discontinued operations, net of tax	(2,528)	(306)	(2,768)	(1,271)
Loss on sale of discontinued operations, net of tax	—	—	—	(903)

Net loss	$(3,857)	$(3,817)	$(8,603)	$(24,912)

Other comprehensive income
Foreign currency translation adjustment, net of tax	797	(1,082)	(117)	(361)

Comprehensive loss	$(3,060)	$(4,899)	$(8,720)	$(25,273)

Net loss per common share
Basic and diluted	$(0.11)	$(0.11)	$(0.25)	$(0.73)

Reconciliation of Non-GAAP Measure:
Net loss	$(3,857)	$(3,817)	$(8,603)	$(24,912)
Add (subtract)
Loss from discontinued operations	2,528	306	2,768	2,174
Income tax expense (benefit)	(36)	(125)	200	75
Interest income	(36)	(191)	(127)	(867)
Interest expense	24	20	78	49
Depreciation and amortization	2,664	3,461	8,683	9,822
Stock-based compensation expense	979	1,351	2,964	4,451

Adjusted EBITDA	$2,266	$1,005	$5,963	$(9,208)

ICx TECHNOLOGIES, INC. AND SUBSIDIARIES

Condensed Balance Sheets

(Unaudited)

(dollars in thousands)

	September 30, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$22,669	$30,354
Restricted cash	8,456	8,428
Trade accounts receivable, net	31,675	36,547
Unbilled revenue	10,314	10,997
Inventories	24,007	26,174
Other current assets	5,916	2,651
Current assets of discontinued operations	241	619

Total current assets	103,278	115,770
Property, plant and equipment, net	10,517	10,850
Goodwill and intangibles, net	81,681	87,575
Other noncurrent assets	3,175	2,344
Noncurrent assets of discontinued operations	378	2,759

Total assets	$199,029	$219,298

Liabilities and Stockholders’ Equity

Current liabilities	$25,740	$38,828
Current liabilities of discontinued operations	118	198
Noncurrent liabilities	1,486	2,465

Total liabilities	27,344	41,491

Total stockholders’ equity	171,685	177,807

Total liabilities and stockholders’ equity	$199,029	$219,298

ICx TECHNOLOGIES, INC. AND SUBSIDIARIES

Selected Segment Information

(Unaudited)

(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Detection
Product revenue	$10,800	$16,716	$30,981	$43,277
Contract research and development revenue	14,594	8,070	38,252	24,143
Service and other revenue	795	633	2,477	1,429

Total revenue	$26,189	$25,419	$71,710	$68,849
Gross profit %	41.5%	51.5%	40.7%	49.8%

Surveillance
Product revenue	$7,111	$6,523	$21,638	$19,221
Contract research and development revenue	472	612	789	6,303
Service and other revenue	1,662	5,536	16,287	6,392

Total revenue(1)	$9,245	$12,671	$38,714	$31,916
Gross profit %	43.4%	34.5%	36.4%	37.4%

Solutions
Product revenue	$2,144	$1,743	$5,912	$6,047
Contract research and development revenue	63	172	219	206
Service and other revenue	5,537	4,333	19,453	10,484

Total revenue(2)	$7,744	$6,248	$25,584	$16,737
Gross profit %	34.7%	36.6%	32.6%	37.7%

(1)	Includes $64 and $72 of intersegment revenue that has been eliminated in the Consolidated Statement of Operations and Net Loss for the three and nine months ended September 30, 2009, respectively
(2)	Includes $294 and $735 of intersegment revenue that has been eliminated in the Consolidated Statement of Operations and Net Loss for the three and nine months ended September 30, 2009, respectively